SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 22, 2005

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 541-4191
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

Effective February 21, 2005, the Company appointed Robert J. Koska as its Senior Vice President of Sales & Marketing. Pursuant to an employment offer letter to Mr. Koska, the Company agreed to pay Mr. Koska an annual salary of $225,000, and to grant Mr. Koska an option to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Mr. Koska will also be entitled to receive an annual bonus of up to 25% of his base salary.  We also entered into a change of control and severance agreement with Mr. Koska.  Under this agreement, if Mr. Koska is terminated other than for cause, or is constructively terminated, within one year of a change of control event, Mr. Koska will receive a lump sum payment equal to fifteen months base salary and all outstanding shares and stock options held by Mr. Koska will become fully vested.

Item 9.01                     Financial Statements and Exhibits

(c)          Exhibits.

Number	Description

10.1	Offer Letter dated February 21, 2005 between Robert J. Koska and Cepheid

10.2	Change of control and severance agreement dated February 21, 2005 between Robert J. Koska and Cepheid

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: February 21, 2005	By:	/s/ JOHN L. BISHOP
Name: John L. Bishop
Title: Chief Executive Officer